Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement No. 333-253141 on Form S-8 of Longeveron Inc. (the “Company”) of our report dated March 30, 2021, relating to the financial statements of the Company, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ MSL, P.A.

Fort Lauderdale, Florida

March 30, 2021